Exhibit 23.2

Consent of Kirkland, Russ, Murphy & Tapp, P.A.

Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Aerosonic Corporation of our report dated May 1, 2009 relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Aerosonic Corporation for the year ended January 31, 2009.

/s/ Kirkland, Russ, Murphy & Tapp, P.A.
Certified Public Accountants

Clearwater, Florida
July 13, 2009